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                                                                   EXHIBIT 10.33

                         FELIX THE CAT CREATIONS, INC.
                                87 Birch Street
                                Wayne, NJ 07470


                                                        Dated: November 20, 1995



Film Roman, Inc.
12020 Chandler Blvd., Suite 200
North Hollywood, CA 91607


Gentlemen:

     Reference is made to an agreement dated November 8, 1993, (the "1993 Agreement") as amended by agreements dated September 27, 1994 (the "1994 Agreement") and June 6, 1995 (collectively, "Said Agreement"), pursuant to which we granted you, among other things, the right to produce certain animated audiovisual works based upon the character known as "Felix the Cat" (the "Character"). Upon your signing below under the words "CONSENTED AND AGREED TO", Said Agreement shall be amended as follows:

     Paragraphs 5b and 6 of the 1993 Agreement and paragraph 4 of the 1994 Agreement shall be deleted in their entirety and paragraphs 6 and 6A below shall be added to the 1993 Agreement. All references in this amendment to "you" shall mean FRI, all references to "us" shall mean FTCC, and all capitalized terms shall have the meaning hereinafter set forth.

     6.   Merchandise Revenues From The Character
          ---------------------------------------

     6.1 We have advised you that Felix The Cat Productions, Inc. ("FTCP") has entered into an agreement with Determined Productions, Inc. ("DPI") dated July 1, 1986, as amended, pursuant to which FTCP appointed DPI as its exclusive agent for the purpose of licensing the name, image and likeness of the Character in, on and through merchandise, throughout the world (provided, however, that such rights are non-exclusive in the Netherlands, Belgium, Luxembourg, Germany, Austria and Switzerland; the "DPI Agreement").

     6.2 As, if and when your rights Vest in any Territory, we shall cause DPI to pay you Twenty Percent (20%) of the amount by which "net license royalties" (as that term is defined in the DPI Agreement) earned in that Territory only, during the Merchandise Term only (except only as the same may be extended in certain circumstances pursuant to paragraphs 6.15 and 6A.8 below), exceeds the
                                                                   -------
Baseline Amount for that Territory during each succeeding calendar quarter. As used herein, the "Baseline Amount" shall mean, in any Territory, the average "net license royalties" earned in that Territory, per calendar quarter, pursuant to the DPI
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Agreement, during the twelve (12) calendar quarters immediately preceding the date nine (9) months before the date the first Program is Broadcast Nationally in that Territory.

     6.3 All payments to you pursuant to paragraph 6.2 shall be calculated and paid in the same manner and at the same times as FTCP is paid pursuant to the DPI Agreement. Annexed hereto and made a part hereof as Exhibit A are excerpts from the DPI Agreement containing all of the provisions concerning the calculation and payment of "net license royalties" thereunder.

     6.4 As used herein, a "Territory" shall mean a single country, unless, for marketing purposes, DPI customarily treats a group of two (2) or more countries as a single territory, in which event the countries encompassing that group shall constitute a single Territory.

     6.5 Your rights under paragraph 6.2 shall Vest in a Territory on the day the thirteenth New Program shall have been Broadcast Nationally in that Territory; provided, however, that we acknowledge that your rights under paragraph 6.2 Vested in the United States on September 27, 1994.

     6.6 If you and we mutually agree to pay or cause to be paid to CBS Entertainment, Inc. ("CBS"), for so long as CBS Broadcasts Nationally Programs in the United States (the "CBS Broadcast Term") and, subject to our express written consent, during a portion of the Merchandise Term in the United States following the expiration of the CBS Broadcast Term, a portion of the amount by which "net license royalties" payable under the DPI Agreement in respect of the United States only exceeds the Baseline Amount-- and you and we hereby agree to
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pay CBS Ten Percent (10%) of such excess amount only, during the CBS Broadcast
Term, but no more -- we shall cause DPI to make such payments, but Twenty Percent (20%) of the amount paid by DPI to CBS shall be deducted from the amount, if any, otherwise becoming payable to you under paragraph 6.2 above.

     6.7 If your rights under paragraph 6.2 above do not Vest in a Territory prior to December 31, 1998, such rights shall be forever extinguished in that Territory.

     6.8 The Merchandise Term in the United States shall commence on the Commencement Date and, subject to paragraph 6.11 below, terminate on the following date:

     (a) Two (2) years after the Trigger Date if (i) less than eight (8) New Programs shall have been Broadcast Nationally in the United States during the Production Term, or (ii) less than fourteen (14) New Programs shall have been produced.

     (b)  Forty-two (42) months after the Trigger Date if more than thirteen
     (13) but less than twenty-seven (27) New Programs shall have been produced;

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     (c)  Four (4) years after the Trigger Date if more than twenty-six (26) but less than fifty-three (53) New Programs shall have been produced;

     (d) Six (6) years after the Trigger Date if more than fifty-two (52) New Programs shall have been produced.

     6.9 The Merchandise Term shall be determined in each Territory (other than the United States) where a Program shall have been Broadcast Nationally on a Territory-by-Territory basis, and shall commence in a Territory on the Commencement Date in that Territory and terminate in that Territory on the following date:

     (a)  two (2) years after the Trigger Date in that Territory if thirteen
     (13) or less New Programs shall have been Broadcast Nationally in that Territory;

     (b) Forty-two (42) months after the Trigger Date in that Territory if more than thirteen (13) but less than forty (40) New Programs shall have been Broadcast Nationally in that Territory;

     (c) Four (4) years after the Trigger Date in that Territory if more than thirty-nine (39) but less than fifty-three (53) New Programs shall have been Broadcast Nationally in that Territory;

     (d) Six (6) years after the Trigger Date in that Territory if more than fifty-two (52) New Programs shall have been Broadcast Nationally in that Territory.

     6.10 Notwithstanding anything to the contrary contained in paragraphs 6.8 and 6.9 above, the Merchandise Term in any Territory shall continue until the last day of the calendar quarter during which the Merchandise Term otherwise would expire in that Territory pursuant to paragraph 6.8 (for the United States) or 6.9 (for any other Territory).

     6.11 As used herein, (i) a "Program" shall mean an animated cartoon program featuring the Character, intended for a thirty (30) minute broadcast, produced by you pursuant to Said Agreement; (ii) a "New Program" shall mean a Program of which not less than 70% of the contents thereof (as measured by the duration of time of exhibition or broadcast) consists of animated footage or videotape not previously exhibited or broadcast; (iii) a Program shall have been "Broadcast Nationally" (A) in the United States, if it is broadcast during Prime Children's Viewing Hours, in television markets containing at least 60% of the television sets in that Territory, as measured by persons, firms, or entities that customarily make such measurements in the television industry, in that Territory, including at least six (6) of ten (10) largest television markets, and (B) in any other Territory, if it is broadcast during Prime Children's Viewing Hours in television markets containing at least 50% of the television sets in a

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Territory, as measured by the persons, firms or entities that customarily make such measurements in that Territory; (iv) "Prime Children's Viewing Hours" shall mean those hours during which children ages 2 to 13 customarily watch television in the applicable Territory; (v) as used herein, the Commencement Date for the United States shall mean April 1, 1994, for the United Kingdom shall mean July 1, 1995, and for any other Territory shall mean the first day of the calendar quarter in which the first Program is Broadcast Nationally in that Territory, but in no event shall any Commencement Date (other than in the United States or the United Kingdom) be earlier than October 1, 1995; and (vi) the Trigger Date shall mean, in any Territory, the date nine (9) months following the date upon which the last of the New Programs to have been Broadcast Nationally in that Territory shall have Broadcast Nationally for the first time.

     6.12 You specifically acknowledge, confirm and understand that FTCP has no and shall have no liability to you whatsoever, either under Said Agreement or otherwise, that you have no and shall have no privity of contract with FTCP, and that you are not and shall not be a third-party beneficiary under the DPI Agreement or under any other agreement entered into by FTCP.

     6.13 For so long as you are entitled to receive payments pursuant to paragraphs 6.8 and 6.9 above, the Baseline Amount shall be adjusted quarterly on a Territory-by-Territory basis, to reflect the rate of inflation in each applicable Territory, as measured by the index generally used in each applicable Territory to determine the rate of inflation, but only if the rate of inflation in a Territory during the preceding year (i.e., the last four quarterly periods) shall have exceeded Ten Percent (10%); provided, however, that with the exception of the Territories of Japan and Taiwan (as, if and when your rights Vest in those Territories), the Baseline Amount only shall be adjusted to the extent the rate of inflation exceeds Ten Percent (10%) during the preceding year.

     6.14 As, if and when the DPI Agreement terminates during the Production Term and is not extended, renewed or replaced, then and only then we shall cause FTCP to negotiate with you exclusively, for a period of fifteen (15) days immediately following the last day of the DPI Agreement, the terms of an agreement whereby you would act as the representative of FTCP for soliciting licenses for the exploitation of the Character. You specifically understand that FTCP has no obligation whatsoever to enter into any such agreement with you. If it does not do so, then we shall cause any successor to DPI as the representative of FTCP to continue to pay you those sums, if any, to which you may be entitled pursuant to paragraph 6.2 above, and all references to DPI shall, where applicable refer to that successor.

     6.15 If at any time during the last two (2) years of the Merchandise Term in a Territory we enter into an agreement, through DPI or any successor to DPI, for the exploitation of the Character in, on or through merchandise in that Territory for a term longer

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than two years, then (i) with respect to that agreement only, the Merchandise
Term shall be extended until the end of the calendar quarter following the date two (2) years after the commencement date of the term of that agreement (the "Extension Date"), and (ii) if the portion of any guaranteed payment to be made pursuant to that agreement after the Extension Date allocable (on a proportionate basis, as measured by the term of that agreement), to the Merchandise Term as applied to that agreement (the "Allocated Guarantee") exceeds the "net license royalties" paid to us thereunder prior to the Extension Date, then, upon our receipt of any such guaranteed payment, we shall pay that portion of the amount by which the Allocated Guarantee exceeds the "net license royalties" paid to us thereunder prior to the Extension Date as to which you may become entitled pursuant to paragraph 6.2 above, if any.
                                                 -- ---

     6.16 Notwithstanding anything to the contrary contained in paragraphs 6.8 and 6.9 above, the Merchandise Term in any Territory shall be extended upon the following conditions:

          (a) In the United States, if the average of the monies paid by you to us, computed annually, pursuant to this agreement from the exploitation of the Programs in the United States (the "US Production Revenues") during the Merchandising Term exceeds the US Base Amount, then the Merchandising Term shall be extended for a period of one (1) year; provided, however, that if the annual average of US Production Revenues during the Merchandise Term exceeds two, three, four or five times the US Base Amount, then the Merchandising Term in the United States shall be extended for two, three, four or five years, respectively. If the Merchandising Term in the United States is extended pursuant to the preceding sentence, it shall continue to be extended for periods of one (1) year each for so long the US Production Revenues paid by you to us pursuant to Said Agreement during each year the Merchandising Term is so extended exceed the US Base Amount. As used herein, the US Base Amount shall mean (i) during the Merchandising Term, $200,000., and (ii) during each extended year of the Merchandising Term, if any, 110% of the Base Amount for the immediately preceding year of the Merchandising Term (i.e., during the first such extended year, $220,000., during the second such extended year, $242,000., etc.); but if the Merchandising Term is extended more than one year initially, then the provisions of clause (ii) shall apply if the average annual US Production Revenues paid by you to us during that extension of the Merchandising Term exceeds $220,000.

          (b) In any other Territory, if the average of monies paid by you to us, computed annually, pursuant to this agreement from the exploitation of the Programs in that Territory ("Local Production Revenues") during the Merchandising Term exceed the Local Base Amount, then the Merchandising Term shall be extended for a period of one (1) year in that Territory; provided, however, that if the annual average of Local Production Revenues in any Territory during the Merchandise Term exceeds two, three, four or

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five times the Local base Amount, then the Merchandising Term in that Territory shall be extended for two, three, four or five years, respectively. If the Merchandise Term in any Territory is extended pursuant to the preceding sentence, it shall continue to be extended in that Territory for periods of one
(1) year for so long as Local Production Revenues paid by you to us pursuant to Said Agreement during each year the Merchandising Term is so extended exceed the Local Base Amount. As used herein, the "Local Base Amount" shall mean (i) during the Merchandising Term in any Territory other than the United States, an amount computed by multiplying $200,000. by a fraction, the numerator of which shall be the average, per calendar quarter, of Local Production Revenues paid to us for that Territory throughout the Merchandising Term in that Territory, and the denominator of which shall be the average, per calendar quarter, of US Production Revenues paid to us throughout the Merchandising Term, and (ii) during each extended year of the Merchandising Term, if any, in that Territory, 110% of the Local Base Amount for the immediately preceding year of the Merchandising Term; but if the Merchandising Term is extended more than one year initially, then the provisions of clause (ii) shall apply if the average annual Local Production Revenues paid by you to us during that extension of the Merchandising Term exceeds 110% of the Local Base Amount for the last year of the Merchandising Term in that Territory prior to any extension.

     6A.  Revenues From New Forms of Exploitation of The Character
          --------------------------------------------------------

     6A.1. As used herein, (i) "Other Licenses" shall mean licenses, if any, entered into by us for the exploitation of the Character, in a Territory in which your rights under paragraph 6.2 shall have Vested or shall Vest, at any time during the period commencing nine (9) months prior to the Commencement Date in that Territory and terminating upon the expiration of the Merchandising Term in that Territory, subject to paragraphs 6A.2 and 6A.9 below; and (ii) "Other Revenues" shall mean any and all monies, royalties and fees paid to us pursuant to any Other License.

     6A.2.  Other Licenses shall not include (i) any license entered into by
                                 ---
FTCP pursuant to the DPI Agreement; (ii) any agreement for the use of the Character specifically excluded pursuant to a written agreement between you and us; (iii) this agreement; (iii) the agreement between Felix Comics, Inc. ("FCI") and The Epic Interactive Media Company Limited dated April 19, 1993 as amended;
(iv) subject to paragraph 6A.9 below, the agreement between FCI. and Big Top Productions, L.P. dated August 1, 1994, as amended (the "Big Top Agreement"); and (v) any agreement for the commercial exploitation of the Character in (A) motion pictures produced for initial exploitation in theatres, or (B) phonorecords.

     6A.3 As, if and when your rights Vest in any Territory, we shall cause the licensee under any Other License for that Territory to pay you Ten Percent (10%) of the Other Revenues payable to us in respect of that Territory only, during the Merchandise Term in that

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Territory only.

     6A.4 All payments to you pursuant to paragraph 6A.3 shall be calculated and paid in the same manner and at the same times as we are paid pursuant to the applicable Other License. At the time, if any, that payments are to be made to you pursuant to any Other License, we shall provide you with excerpts therefrom containing all of the provisions concerning the calculation and payment of Other Revenues thereunder.

     6A.5 If you and we mutually agree to pay or cause to be paid to CBS, during the CBS Broadcast Term, a portion of Other Revenues paid to us in respect of the United States only -- and you and we hereby agree to pay CBS Ten Percent (10%) thereof during the CBS Broadcast Term, but no more -- and, subject to our express written consent, during a portion of the Merchandise Term following the expiration of the CBS Broadcast Term, we shall cause the licensee under any Other License for the United States to make such payments.

     6A.6 If your rights under paragraph 6A.3 above do not Vest in a Territory prior to December 31, 1998, such rights shall be forever extinguished in that Territory.

     6A.7 You specifically acknowledge, confirm and understand that FCI has no and shall have no liability to you whatsoever, either under Said Agreement or otherwise, that you have no and shall have no privity of contract with FCI, and that you are not and shall not be a third-party beneficiary under the Big Top Agreement or under any other agreement entered into by FCI.

     6A.8 If at any time during the last two (2) years of the Merchandise Term in a Territory we enter into an Other License for a term longer than two years, then (i) with respect to that agreement only, the Merchandise Term shall be extended until the end of the calendar quarter following the date two (2) years after the commencement date of the term of that agreement (the "Other License Extension Date"), and (ii) if the portion of any guaranteed payment to be made pursuant to that agreement after the Extension Date allocable (on a proportionate basis, as measured by the term of that agreement), to the Merchandise Term as applied to that agreement (the "Other License Allocated Guarantee") exceeds the "net license royalties" paid to us thereunder prior to the Other License Extension Date, then, upon our receipt of any such guaranteed payment, we shall pay that portion of the amount by which the Other License Allocated Guarantee exceeds the Other Revenues paid to us thereunder prior to the Other License Extension Date as to which you may become entitled pursuant to paragraph 6A.3 above, if any.
                      -- ---

     6A.9 Notwithstanding anything to the contrary contained in paragraph 6A.2 above, any monies, royalties payable pursuant to the Big Top Agreement may, subject to the Vesting of your rights under paragraph 6A.3 above, be deemed Other Revenues for purposes of this

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paragraph 6A; provided, however, that any monies, royalties and fees payable or to become payable under the Big Top Agreement in respect of the Territories of the United States or Japan shall not, under any circumstances, be deemed Other
                                 ---
Revenues.

Except as amended herein, all of the terms, covenants and conditions of Said Agreement shall remain in full force and effect.

                                        Very truly yours,

                                        FELIX THE CAT CREATIONS, INC.


                                        By:/s/Don Oriolo
                                          ----------------------------
                                              Don Oriolo



CONSENTED AND AGREED TO:

FILM ROMAN, INC.


By:/s/Phil Roman
   ---------------------------
     Phil Roman

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                                                                        EXECUTED


                         FELIX THE CAT CREATIONS, INC.
                                 87 Birch Lane
                                Wayne, NJ 07470


                                                        Dated: November 20, 1995


Film Roman, Inc.
12020 Chandler Blvd., Suite 200
North Hollywood, CA 91607


Gentlemen:

     Reference is made to the agreement of even date between you and us amending prior agreements between you and us (the "Amendment"). Upon your signing below under the words "CONSENTED AND AGREED TO", the Amendment shall be amended as follows:

     1. Paragraph 6.6 of the Amendment shall be deleted in its entirety and replaced with the following:

          6.6 If you and we mutually agree to pay or cause to be paid to CBS Entertainment, Inc. ("CBS"), for so long as CBS Broadcasts Nationally Programs in the United States (the "CBS Broadcast Term") and, subject to our express written consent, during a portion of the Merchandise Term in the United States following the expiration of the CBS Broadcast Term, a portion of the amount by which "net license royalties" payable under the DPI Agreement in respect of the United States only exceeds the Baseline Amount --and you and we hereby agree
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          to pay CBS Ten Percent (10%) of such excess amount only, during the
          CBS Broadcast Term, and that portion of the Merchandise Term in the United States commencing upon the expiration of the Broadcast Term and continuing for a period equal in duration to the CBS Broadcast Term, but no longer -- we shall cause DPI to make such payments, but Twenty Percent (20%) of the amount paid by DPI to CBS shall be deducted from the amount, if any, otherwise becoming payable to you under paragraph
          6.2 above.

     2. All capitalized terms used herein shall have the same meaning as in the Amendment.

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     3.   Except as amended herein, all of the terms, covenants and conditions of the Amendment shall remain in full force and effect.

                                        Very truly yours,

                                        FELIX THE CAT CREATIONS, INC.


                                        By:  /s/ Don Oriolo
                                             -------------------------------
                                                      Don Oriolo


CONSENTED AND AGREED TO:

FILM ROMAN, INC.



By: /s/  Phil Roman
    -------------------------

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